Exhibit 99.1

Yahoo! Reports First Quarter 2009 Results

Company Exceeds Midpoint of Operating Cash Flow Outlook Range

Maintains Strong Balance Sheet with $3.7 Billion in Cash and Marketable Debt Securities

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 21, 2009--Yahoo! Inc. (NASDAQ:YHOO) today reported revenues of $1,580 million for the quarter ended March 31, 2009, a decrease of 13 percent from the first quarter of 2008. Excluding the impact of currency rate fluctuations, revenues for the first quarter of 2009 would have declined 8 percent from the first quarter of 2008. The Company’s non-GAAP operating cash flow for the first quarter of 2009 of $409 million exceeded the midpoint of the outlook range provided by the Company last quarter.

Marketing services revenues declined 12 percent and fees revenues declined 20 percent. As expected, revenues were reduced by the effects of currency rate fluctuations, the sale of Kelkoo and lower fees revenues from broadband partnerships, voice-over IP services and subscription music offerings. Excluding the effects of these items, revenues would have declined 3 percent. Net income per diluted share in the first quarter of 2009 was $0.08, compared to $0.37 in the first quarter of 2008. Net income for the first quarter of 2008 included a non-cash gain of $401 million, or $0.29 per diluted share, related to Alibaba Group’s initial public offering of Alibaba.com, net of tax. Non-GAAP net income per diluted share in the first quarter of 2009 was $0.15, compared to non-GAAP net income of $0.18 per diluted share in the first quarter of 2008. Non-GAAP net income per diluted share excludes stock-based compensation expense, costs for advisors, restructuring charges, net, and the non-cash gain related to Alibaba.com.

“Yahoo! is not immune to the ongoing economic downturn, but careful cost management in the first quarter allowed our operating cash flow to come in near the high end of our outlook range,” said Yahoo! chief executive officer Carol Bartz. “While we experienced pressure in both display and search advertising in the first quarter, we believe Yahoo! remains one of the most compelling advertising buys on the Internet. With our leading audience properties, substantial reach and innovative advertising solutions, we are confident Yahoo! will be well positioned when online brand advertising resumes its growth.”

Financial Highlights

GAAP Results (in millions, except per share amounts)
	Q1 2008	Q1 2009	Change
Revenues	$1,818	$1,580	-13%
Income from operations	$121	$101	-17%
Net income	$537	$118	-78%
Net income per diluted share	$0.37	$0.08	-78%

Non-GAAP Results (in millions, except per share amounts)
	Q1 2008	Q1 2009	Change
Operating cash flow	$433	$409	-6%
Non-GAAP net income	$246	$206	-16%
Non-GAAP net income per diluted share	$0.18	$0.15	-17%

“Yahoo!’s balance sheet remains strong, and we are continuing to generate free cash flow which provides us with the flexibility to make strategic investments in key talent, platforms, products and infrastructure, even during this economic downturn,” said Yahoo! chief financial officer Blake Jorgensen. “We also are making selective adjustments to our spending to accelerate those strategic investments.”

Revenues

  Marketing services revenues from Owned and Operated sites were $872 million for the first quarter of 2009, a 10 percent decrease compared to $966 million for the same period of 2008. The decrease was driven by a 3 percent decline in search advertising revenue and a 13 percent decline in display advertising revenue.
  Marketing services revenues from Affiliate sites were $511 million for the first quarter of 2009, a 16 percent decrease compared to $606 million for the same period of 2008. The decrease was driven primarily by Yahoo!’s efforts to improve traffic quality and lower revenue per search.

Cash Flow and Cash Balance

  Cash flow from operating activities for the first quarter of 2009 was $262 million, a 67 percent decrease compared to $786 million in the same period of 2008. Cash flow from operating activities for the first quarter of 2008 included a $350 million one-time payment from AT&T Inc.
  Free cash flow for the first quarter of 2009 was $214 million, a 67 percent decrease compared to $647 million in the same period of 2008. Free cash flow for the first quarter of 2008 included a $350 million one-time payment from AT&T Inc.
  Cash, cash equivalents and investments in marketable debt securities were $3,691 million at March 31, 2009 compared to $3,522 million at December 31, 2008, an increase of $169 million.

Cost Initiatives

To allow flexibility for accelerated strategic investments and targeted hiring in its core operations, Yahoo! expects to reduce its number of current employees worldwide by approximately five percent. The majority of impacted employees are expected to be notified within the next two weeks. The Company is also continuing to implement non-headcount cost reductions.

Business Outlook

GAAP revenue for the second quarter of 2009 is expected to be in the range of $1,425 million to $1,625 million. Non-GAAP operating income before depreciation, amortization, and stock-based compensation expense for the second quarter of 2009 is expected to be in the range of $375 million to $425 million. Income from operations for the second quarter of 2009 is expected to be in the range of $80 million to $90 million.

Conference Call

Yahoo! will host a conference call to discuss first quarter 2009 results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 29476596.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” and “Business Outlook.”

About Yahoo!

Yahoo! Inc. (“Yahoo!” or the “Company”) is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost reduction initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; the possibility that third parties may in the future make proposals to acquire all or a part of Yahoo! or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners; and the possibility of significant costs of defense, indemnification, and liability resulting from stockholder litigation. All information set forth in this press release and its attachments is as of April 21, 2009. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which will be filed with the SEC in the second quarter of 2009.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Income (in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2008	2009

	Revenues	$1,817,602	$1,580,042

	Cost of revenues	755,083	700,737

	Gross profit	1,062,519	879,305

	Operating expenses:
	Sales and marketing	424,591	321,112
	Product development	305,606	306,043
	General and administrative	171,080	136,997
	Amortization of intangibles	23,740	9,667
	Restructuring charges, net	16,885	4,801
	Total operating expenses	941,902	778,620

	Income from operations	120,617	100,685

	Other income, net	14,665	4,960

	Income before income taxes and earnings in equity interests	135,282	105,645

	Provision for income taxes	(53,299)	(35,884)
	Earnings in equity interests (1)	454,782	48,934

	Net income	536,765	118,695

	Net loss/(income) attributable to noncontrolling interests in operations of consolidated subsidiaries	75	(1,137)

	Net income attributable to Yahoo! Inc.	$536,840	$117,558

	Net income attributable to Yahoo! Inc. common stockholders per share - diluted (2)	$0.37	$0.08

	Shares used in per share calculation - diluted	1,395,336	1,408,331

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$3,280	$3,579
	Sales and marketing	65,538	49,897
	Product development	48,082	54,278
	General and administrative	20,389	18,966
	Restructuring expense reversals	(12,284)	-
	Total stock-based compensation expense	$125,005	$126,720

	Supplemental Financial Data:
	Revenues excluding TAC	$1,352,058	$1,156,247
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$433,133	$408,978
	Free cash flow (3)	$646,512	$213,995
	Non-GAAP net income per share - diluted	$0.18	$0.15

(1)	The three months ended March 31, 2008 included a non-cash gain of $401 million related to Alibaba Group's initial public offering of Alibaba.com, net of tax.
(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended March 31, 2008.
(3)	The three months ended March 31, 2008 included a $350 million one-time payment from AT&T Inc.

Yahoo! Inc.

Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow), free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income/(loss) from operations before depreciation, amortization of intangible assets, and stock-based compensation expense. We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. In our calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We also consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc. Reconciliations to Unaudited Condensed Consolidated Statements of Income (in thousands)

	Three Months Ended
	March 31,
	2008	2009
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$965,660	$871,764
Affiliate sites	606,784	511,417
Marketing services	1,572,444	1,383,181
Fees	245,158	196,861
Total revenues	$1,817,602	$1,580,042

Revenues by segment:
United States	$1,305,340	$1,187,930
International	512,262	392,112
Total revenues	$1,817,602	$1,580,042

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,817,602	$1,580,042
TAC	(465,544)	(423,795)
Revenues excluding TAC	$1,352,058	$1,156,247

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,305,340	$1,187,930
TAC	(277,416)	(290,143)
Revenues excluding TAC	$1,027,924	$897,787

International:
GAAP revenue	$512,262	$392,112
TAC	(188,128)	(133,652)
Revenues excluding TAC	$324,134	$258,460

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
Income from operations	$120,617	$100,685
Depreciation and amortization	187,511	181,573
Stock-based compensation expense	125,005	126,720
Operating income before depreciation, amortization, and stock-based compensation expense	$433,133	$408,978

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) by segment:
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$313,093	$292,732
Operating income before depreciation, amortization, and stock-based compensation expense - International	120,040	116,246
Operating income before depreciation, amortization, and stock-based compensation expense	$433,133	$408,978

United States:
Income from operations	$47,095	$20,827
Depreciation and amortization	153,183	159,851
Stock-based compensation expense	112,815	112,054
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$313,093	$292,732

International:
Income from operations	$73,522	$79,858
Depreciation and amortization	34,328	21,722
Stock-based compensation expense	12,190	14,666
Operating income before depreciation, amortization, and stock-based compensation expense - International	$120,040	$116,246

Free cash flow:
Cash flow from operating activities (3)	$786,305	$262,349
Acquisition of property and equipment, net	(139,793)	(70,481)
Excess tax benefits from stock-based awards	-	22,127
Free cash flow (3)	$646,512	$213,995

(3)	The three months ended March 31, 2008 included a $350 million one-time payment from AT&T Inc.

Yahoo! Inc. Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share (in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2008	2009

GAAP Net income attributable to Yahoo! Inc.		$536,840	$117,558

(a)	Stock-based compensation expense	137,289	126,720

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (4)	13,856	-

(c)	Restructuring charges, net	16,885	4,801

(d)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (c) above for the three months ended March 31, 2008 and 2009, respectively	(45,036)	(33,337)

(e)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (c) above) of 37% and 33% for the three months ended March 31, 2008 and 2009, respectively	(12,678)	(9,518)

(f)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests	(401,090)	-

Non-GAAP Net income		$246,066	$206,224

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted (2)		$0.37	$0.08

Non-GAAP Net income per share - diluted		$0.18	$0.15

Shares used in non-GAAP per share calculation - diluted		1,395,336	1,408,331

(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended March 31, 2008.
(4)	Includes incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense. These costs were immaterial for the three months ended March 31, 2009.

Yahoo! Inc. Business Outlook

The following business outlook is based on current information and expectations as of April 21, 2009. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months Ending June 30, 2009 (5)

Revenues (in millions):	$1,425 - 1,625

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (6) outlook (in millions):
Income from operations	$80 - 90
Depreciation and amortization	185 - 205
Stock-based compensation expense	110 - 130
Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$375 - 425

(5)	This business outlook for the three months ending June 30, 2009 excludes any restructuring charges arising from our ongoing cost initiatives.
(6)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended March 31,
	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to Yahoo! Inc.	$536,840	$117,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117,557	134,866
Amortization of intangible assets	69,954	46,707
Stock-based compensation expense	137,289	126,720
Stock-based restructuring expense reversals	(12,284)	-
Non-cash restructuring charges	-	(558)
Tax benefits from stock-based awards	-	(2,705)
Excess tax benefits from stock-based awards	-	(22,127)
Deferred income taxes	29,636	5,826
Earnings in equity interests	(454,782)	(48,934)
Noncontrolling interests in operations of consolidated subsidiaries	(75)	1,137
Loss/(gain) from sale of investments, assets, and other, net	5,877	(3,141)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	27,180	136,535
Prepaid expenses and other	(8,307)	2,267
Accounts payable	(44,343)	(29,689)
Accrued expenses and other liabilities	46,235	(170,480)
Deferred revenue	335,528	(31,633)
Net cash provided by operating activities	786,305	262,349

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(139,793)	(70,481)
Purchases of marketable debt securities	(32,757)	(1,241,194)
Proceeds from sales of marketable debt securities	129,992	55,018
Proceeds from maturities of marketable debt securities	246,550	1,045,691
Acquisitions, net of cash acquired	(166,289)	-
Purchase of intangible assets	(8,858)	(5,365)
Other investing activities, net	(10,435)	-
Net cash provided by (used in) investing activities	18,410	(216,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	126,570	3,932
Repurchases of common stock	(79,236)	-
Excess tax benefits from stock-based awards	-	22,127
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(52,493)	(10,339)
Net cash (used in) provided by financing activities	(5,159)	15,720

Effect of exchange rate changes on cash and cash equivalents	27,719	(35,525)

Net change in cash and cash equivalents	827,275	26,213
Cash and cash equivalents, beginning of period	1,513,930	2,292,296

Cash and cash equivalents, end of period	$2,341,205	$2,318,509

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$166,546	$-
Cash acquired in acquisitions	(257)	-

	$166,289	$-

Yahoo! Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	December 31, 2008	March 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$2,292,296	$2,318,509
Short-term marketable debt securities	1,159,691	1,127,141
Accounts receivable, net	1,060,450	912,987
Prepaid expenses and other current assets	233,061	236,420
Total current assets	4,745,498	4,595,057

Long-term marketable debt securities	69,986	245,445
Property and equipment, net	1,536,181	1,469,721
Goodwill	3,440,889	3,405,584
Intangible assets, net	485,860	436,558
Other long-term assets	233,989	210,785
Investments in equity interests	3,177,445	3,372,811

Total assets	$13,689,848	$13,735,961

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151,897	$115,763
Accrued expenses and other current liabilities	1,139,894	958,468
Deferred revenue	413,224	405,616
Total current liabilities	1,705,015	1,479,847

Long-term deferred revenue	218,438	192,332
Capital lease and other long-term liabilities	77,062	70,909
Deferred and other long-term tax liabilities, net	420,372	401,615
Total liabilities	2,420,887	2,144,703

Total Yahoo! Inc. stockholders' equity	11,250,942	11,572,102
Noncontrolling interests in consolidated subsidiaries	18,019	19,156
Total equity	11,268,961	11,591,258

Total liabilities and equity	$13,689,848	$13,735,961

CONTACTS:
Yahoo! Inc.
Brad Williams, 408-349-7069 (Media Relations)
bhw@yahoo-inc.com
Kim Rubey, 408-349-8910 (Media Relations)
krubey@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com